Exhibit 99.1

Contact Investor Relations Phone: (441) 278-0988 Email: investorrelations@endurance.bm
ENDURANCE REPORTS THIRD QUARTER NET INCOME OF $153.8 MILLION, 25.1% ANNUALIZED RETURN ON AVERAGE COMMON EQUITY AND 10.6% INCREASE IN DILUTED BOOK VALUE PER SHARE
PEMBROKE, Bermuda — October 29, 2009 — Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income of $153.8 million and $2.51 per diluted common share for the third quarter of 2009 versus a net loss of $99.4 million and $1.79 per diluted common share in the third quarter of 2008.
For the nine months ended September 30, 2009, net income was $381.3 million and $6.15 per diluted common share versus net income of $81.8 million and $1.09 per diluted common share for the nine months ended September 30, 2008.
Operating highlights for the quarter ended September 30, 2009 were as follows:
•	Net premiums written of $396.7 million, a decrease of 19.7% over the same period in 2008;

•	Combined ratio of 79.5%, which included 8.1 percentage points of favorable prior year loss reserve development;

•	Net investment income of $71.6 million, an increase of $44.1 million over the same period in 2008;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $148.1 million and $2.41 per diluted common share; and

•	Operating return on average common equity for the quarter of 6.0%, or 24.1% on an annualized basis.
Operating highlights for the nine months ended September 30, 2009 were as follows:
•	Net premiums written of $1,459.6 million, a decrease of 9.0% over the same period in 2008;

•	Combined ratio of 86.9%, which included 8.9 percentage points of favorable prior year loss reserve development;

•	Net investment income of $224.9 million, an increase of $90.2 million over the same period in 2008;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $367.0 million and $5.91 per diluted common share;

•	Operating return on average common equity for the first nine months of the year of 15.7%, or 21.0% on an annualized basis; and

•	Book value of $42.09 per diluted common share, up 27.3% from December 31, 2008.
Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented, “I am extremely pleased that Endurance has delivered another quarter of excellent operating results and robust growth in book value per share. Our strong results highlight the quality of our underwriting and investment activities and careful and conscientious risk management practices. Although market conditions remain competitive, we are committed to maintaining our underwriting discipline and we are well positioned strategically and financially to capitalize on attractive underwriting opportunities.”

Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended September 30, 2009 were as follows:
•	Net premiums written of $175.7 million, a decrease of 29.3% from the third quarter of 2008;

•	Combined ratio of 98.7%, an increase of 6.1 percentage points from the third quarter of 2008; and

•	Favorable prior year loss reserve development of 6.1 percentage points during the current period, compared to 6.4 percentage points of favorable prior year loss reserve development in the third quarter of 2008.
Operating highlights for Endurance’s Insurance segment for the nine months ended September 30, 2009 were as follows:
•	Net premiums written of $651.9 million, a decrease of 22.3% from the same period in 2008;

•	Combined ratio of 93.4%, an improvement of 4.2 percentage points from the same period in 2008; and

•	Favorable prior year loss reserve development of 11.2 percentage points during the current period, compared to 6.8 percentage points of favorable prior year loss reserve development in the same period in 2008.
Net premiums written declined in the Insurance segment for the current periods compared to the same periods in 2008, driven by reductions in the workers’ compensation, property and agriculture lines. The reduction in the workers’ compensation and property net premiums written was due to the Company’s strategic exit from the California workers’ compensation and U.K. property insurance markets in the first quarter of 2009. In the third quarter and first nine months of 2008, these lines contributed $43.4 million and $202.9 million of net written premiums, respectively. The reduction in agriculture net premiums written was a result of lower commodity prices compared to a year ago. Partially offsetting these declines was modest growth in net premiums written in the professional, casualty and healthcare lines of business in the three months ended September 30, 2009 compared to the same period last year, which resulted from expanded underwriting capabilities and increased market penetration.
The increase in the Insurance segment combined ratio in the third quarter of 2009 compared to 2008 was driven by higher general and administrative expense and net loss ratios. The general and administrative expense ratio increased 4.0 percentage points partly as a result of reductions in net earned premiums and third party commissions and expense reimbursement offsets, primarily in the agriculture line. In addition, the Company continued in the third quarter of 2009 to make strategic employee additions in its agriculture and other U.S. specialty insurance operations. The net loss ratio increased by 2.1 percentage points primarily due to higher provisions for losses incurred but not reported in the 2009 accident year in the Company’s recently exited California workers’ compensation line, reflecting the Company’s cautious view of industry trends and potential claim cost changes.
For the nine months ended September 30, 2009, the Insurance segment combined ratio improved compared to the same period in 2008 due to increased levels of favorable prior year loss reserve development. Favorable loss reserve development emerged in both the third quarter and first nine months of 2009 across each of the short tailed, long tailed and other lines of business in the Insurance segment as claims did not develop as originally estimated.

Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended September 30, 2009 were as follows:
•	Net premiums written of $221.0 million, a decrease of 10.0% from the third quarter of 2008;

•	Combined ratio of 57.4%, an improvement of 77.8 percentage points from the third quarter of 2008; and

•	Favorable prior year loss reserve development of 10.3 percentage points during the current period, compared to 0.5 percentage points of favorable prior year loss reserve development in the third quarter of 2008.
Operating highlights for Endurance’s Reinsurance segment for the nine months ended September 30, 2009 were as follows:
•	Net premiums written of $807.7 million, an increase of 5.6% from the same period in 2008;

•	Combined ratio of 80.1%, an improvement of 15.7 percentage points from the same period in 2008; and

•	Favorable prior year loss reserve development of 6.4 percentage points during the current period, compared to 10.6 percentage points of favorable prior year loss reserve development in the same period in 2008.
The decrease in net premiums written in the Reinsurance segment during the third quarter of 2009 resulted primarily from the absence of reinstatement premiums in the catastrophe line of business which were recorded in the third quarter of 2008 as a result of Hurricanes Ike and Gustav. This decline was partially offset by an increase in net premiums written in the Reinsurance segment’s casualty line, which was primarily driven by favorable prior period premium adjustments. The remaining lines of business within the Reinsurance segment posted modest net premium changes from a year ago.
The combined ratios in the Reinsurance segment for the current periods decreased from the same periods a year ago due to the absence of catastrophe events and favorable claims trends. Partially offsetting the decrease in the net loss ratio in the nine months ended September 30, 2009 was the recognition of less favorable prior year loss reserve development compared to the same period in 2008.
The decrease in the net loss ratio for the third quarter of 2009 was partially offset by increases in the current period’s acquisition expense ratio compared to the same period in 2008 primarily due to higher profit commissions in the property line. The general and administrative expense ratio also increased in the current period largely due to lower net earned premiums year over year.
Investments
Endurance’s net investment income increased 161.1% or $44.1 million for the quarter ended September 30, 2009 and 66.9% or $90.2 million for the nine months ended September 30, 2009 as compared to the same periods in 2008. During the third quarter and nine months ended September 30, 2009, Endurance’s net investment income included gains of $30.4 million and $81.3 million on its alternative investments and high yield loan funds included in other investments, as compared to losses of $32.8 million and $49.4 million in the third quarter and first nine months of 2008. Investment income generated from Endurance’s fixed maturity investments decreased by $19.1 million and $37.3 million for the three and nine months ended September 30, 2009 compared to the same periods in 2008 due to lower reinvestment rates during the current periods and a higher allocation of investments to cash, cash equivalents and short duration securities. For the same reasons, the ending book yield on Endurance’s fixed maturity investments at September 30, 2009 was 3.35%, down from 4.45% at December 31, 2008.

At September 30, 2009, Endurance’s fixed maturity portfolio, which comprises approximately 94.0% of Endurance’s investments, maintained an average credit quality of AAA. Endurance’s fixed maturity portfolio was in an unrealized gain position of $39.2 million at September 30, 2009, an improvement of $120.3 million in the third quarter and $199.1 million in the first nine months of 2009 (an improvement of $174.0 million in the first nine months of 2009 after adjusting for a change in accounting policy related to the recognition and presentation of other-than-temporary impairments (“OTTI”) which Endurance adopted in the second quarter of 2009). Endurance recorded net realized gains on investment sales of $1.4 million and $3.1 million during the third quarter and first nine months of 2009 compared to net realized investment losses of $7.6 million and $4.5 million during the same periods in 2008.
Endurance recorded $0.5 million of OTTI on its debt securities in the third quarter of 2009. All of the OTTI recorded by Endurance in the third quarter of 2009 was determined to relate to specific credit events and recorded in earnings.
Endurance ended the third quarter of 2009 with cash and invested assets of $6.2 billion, which represents a 15.2% increase from December 31, 2008. Net operating cash flow was $431.2 million for the nine months ended September 30, 2009 versus $457.7 million for the same period in 2008.
Capitalization and Shareholders’ Equity
At September 30, 2009, Endurance’s shareholders’ equity was $2.7 billion or $42.09 per diluted common share versus $2.2 billion or $33.06 per diluted common share at December 31, 2008. During the three months ended September 30, 2009, Endurance repurchased 792,698 of its common shares and share equivalents in private and open market transactions for an aggregate repurchase price of $26.6 million. Year-to-date, Endurance has repurchased 1.8 million shares and share equivalents in private and open market transactions for an aggregate repurchase price of $52.4 million.
Earnings Call
Endurance will host a conference call on October 30, 2009 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (877) 672-9216 or (706) 634-9637 (international) and entering pass code: 68800643. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 13, 2009 by dialing (800) 642-1687 or (706) 645-9291 (international) and entering the pass code: 68800643.
The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.
A copy of Endurance’s financial supplement for the third quarter of 2009 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.
Operating income (loss), operating return on average common equity, operating income (loss) per dilutive common share, operating income (loss) allocated to common shareholders and combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings
Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture and professional lines of insurance and property, catastrophe, casualty, agriculture, aerospace and marine, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard & Poor’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.
Safe Harbor for Forward-Looking Statements
Some of the statements in this press release may include forward-looking statements, which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, developments in the world’s financial and capital markets that could adversely affect the performance of Endurance’s investment portfolio or access to capital, changes in the composition of Endurance’s investment portfolio, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2008 as amended on May 8, 2009.
Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars, except share and per share amounts)

	September 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$614,437	$1,061,994
Fixed maturity investments, available for sale, at fair value	4,494,429	3,875,137
Short term investments, available for sale, at fair value	712,618	111,333
Preferred equity securities, available for sale, at fair value	15,535	25,360
Other investments	335,498	284,263
Premiums receivable, net	828,316	609,387
Deferred acquisition costs	181,018	160,870
Securities lending collateral	113,499	112,940
Prepaid reinsurance premiums	169,097	149,591
Losses recoverable	454,972	557,834
Accrued investment income	27,826	30,872
Goodwill and intangible assets	194,033	200,791
Deferred tax assets	16,142	20,691
Receivable on pending investment sales	326,133	3,104
Other assets	73,728	68,303

Total Assets	$8,557,281	$7,272,470

Liabilities
Reserve for losses and loss expenses	$3,241,244	$3,235,456
Reserve for unearned premiums	1,127,834	885,488
Net deposit liabilities	47,338	58,622
Securities lending payable	113,717	115,603
Reinsurance balances payable	263,170	233,561
Debt	447,485	447,468
Payable on pending investment purchases	504,587	9
Other liabilities	103,556	88,980

Total Liabilities	5,848,931	5,065,187

Shareholders’ Equity
Preferred shares
Series A, non-cumulative — 8,000,000 issued and outstanding (2008 — 8,000,000)	8,000	8,000
Common shares
56,716,431 issued and outstanding (2008 — 57,203,454)	56,716	57,203
Additional paid-in capital	986,701	1,029,363
Accumulated other comprehensive income (loss)	51,541	(132,665)
Retained earnings	1,605,392	1,245,382

Total Shareholders’ Equity	2,708,350	2,207,283

Total Liabilities and Shareholders’ Equity	$8,557,281	$7,272,470

Book Value per Common Share
Dilutive common shares outstanding	59,599,192	60,718,312
Diluted book value per common share[a]	$42.09	$33.06

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2008, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Revenues
Gross premiums written	$469,622	$624,144	$1,812,083	$2,010,798

Net premiums written	$396,666	$494,023	$1,459,608	$1,604,195
Change in unearned premiums	30,088	15,606	(220,359)	(269,438)

Net premiums earned	426,754	509,629	1,239,249	1,334,757
Other underwriting income (loss)	5	(2,712)	4,198	(1,519)
Net investment income	71,559	27,410	224,943	134,770
Net realized gains (losses) on investment sales	1,396	(7,574)	3,137	(4,527)

Total other-than-temporary impairment losses	(497)	(22,495)	(50,432)	(41,039)
Portion of loss recognized in accumulated other comprehensive income	—	—	31,165	—

Net impairment losses recognized in earnings(1)	(497)	(22,495)	(19,267)	(41,039)

Total revenues	499,217	504,258	1,452,260	1,422,442

Expenses
Losses and loss expenses	211,683	445,501	702,635	910,328
Acquisition expenses	63,026	70,598	195,150	220,608
General and administrative expenses	64,436	57,771	179,222	160,308
Amortization of intangibles	2,588	2,588	7,764	7,913
Net foreign exchange (gains) losses	(2,963)	15,477	(30,748)	12,963
Interest expense	7,540	7,535	22,633	22,603

Total expenses	346,310	599,470	1,076,656	1,334,723

Income (loss) before income taxes	152,907	(95,212)	375,604	87,719
Income tax benefit (expense)	935	(4,180)	5,675	(5,962)

Net income (loss)	153,842	(99,392)	381,279	81,757

Preferred dividends	(3,875)	(3,875)	(11,625)	(11,625)

Net income (loss) available to common and participating common shareholders	$149,967	$(103,267)	$369,654	$70,132

Per share data
Basic earnings (loss) per common share(2)	$2.63	$(1.76)	$6.46	$1.18

Diluted earnings (loss) per common share(2)	$2.51	$(1.79)	$6.15	$1.09

(1)	Effective April 1, 2009, the Company adopted new accounting guidance related to the recognition and presentation of other-than-temporary impairments, which required the Company to identify whether an investment was in an unrealized loss position due to credit or non-credit related factors. Only credit related impairments are recognized in earnings.

(2)	Effective January 1, 2009, the Company adopted new accounting guidance related to the calculation of earnings per share which requires basic and diluted earnings per share to be calculated under the two-class method if there are participating securities. Participating securities include unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents. The Company’s unvested restricted shares issued under its stock compensation plans receive nonforfeitable cash dividends and thus are participating securities as defined by the guidance. Amounts for the periods ended September 30, 2008 have been restated to reflect this change. For more information on the guidance and its effect on the Company’s financial statements, please refer to our most recently filed Quarterly Report on Form 10-Q.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended September 30, 2009
			Total
			Company	Deposit	Reported
	Insurance	Reinsurance	Subtotal	Accounting(1)	Totals

Revenues
Gross premiums written	$248,673	$220,460	$469,133	$489	$469,622
Ceded premiums written	(72,987)	31	(72,956)	—	(72,956)

Net premiums written	175,686	220,491	396,177	489	396,666

Net premiums earned	228,290	198,527	426,817	(63)	426,754
Other underwriting income	382	—	382	(377)	5

Total underwriting revenues	228,672	198,527	427,199	(440)	426,759

Expenses
Net losses and loss expenses	168,861	43,714	212,575	(892)	211,683
Acquisition expenses	20,409	42,388	62,797	229	63,026
General and administrative expenses	36,015	28,421	64,436	—	64,436

	225,285	114,523	339,808	(663)	339,145

Underwriting income	$3,387	$84,004	$87,391	$223	$87,614

Net loss ratio	74.0%	22.0%	49.8%		49.6%
Acquisition expense ratio	8.9%	21.4%	14.7%		14.8%
General and administrative expense ratio	15.8%	14.3%	15.1%		15.1%

Combined ratio	98.7%	57.7%	79.6%		79.5%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended September 30, 2008
			Total Company	Deposit	Reported
	Insurance	Reinsurance	Subtotal	Accounting (1)	Totals

Revenues
Gross premiums written	$372,936	$251,228	$624,164	$(20)	$624,144
Ceded premiums written	(124,335)	(5,786)	(130,121)	—	(130,121)

Net premiums written	248,601	245,442	494,043	(20)	494,023

Net premiums earned	270,298	240,975	511,273	(1,644)	509,629
Other underwriting loss	—	—	—	(2,712)	(2,712)

Total underwriting revenues	270,298	240,975	511,273	(4,356)	506,917

Expenses
Net losses and loss expenses	194,477	257,512	451,989	(6,488)	445,501
Acquisition expenses	24,065	44,528	68,593	2,005	70,598
General and administrative expenses	31,675	26,096	57,771	—	57,771

	250,217	328,136	578,353	(4,483)	573,870

Underwriting income (loss)	$20,081	$(87,161)	$(67,080)	$127	$(66,953)

Net loss ratio	71.9%	106.9%	88.4%		87.4%
Acquisition expense ratio	8.9%	18.5%	13.4%		13.8%
General and administrative expense ratio	11.8%	10.8%	11.3%		11.4%

Combined ratio	92.6%	136.2%	113.1%		112.6%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the nine months ended September 30, 2009
			Total Company	Deposit	Reported
	Insurance	Reinsurance	Subtotal	Accounting(1)	Totals

Revenues
Gross premiums written	$1,001,679	$812,431	$1,814,110	$(2,027)	$1,812,083
Ceded premiums written	(349,801)	(2,674)	(352,475)	—	(352,475)

Net premiums written	651,878	809,757	1,461,635	(2,027)	1,459,608

Net premiums earned	632,552	608,455	1,241,007	(1,758)	1,239,249
Other underwriting income	3,444	—	3,444	754	4,198

Total underwriting revenues	635,996	608,455	1,244,451	(1,004)	1,243,447

Expenses
Net losses and loss expenses	433,711	270,980	704,691	(2,056)	702,635
Acquisition expenses	66,105	127,956	194,061	1,089	195,150
General and administrative expenses	90,953	88,269	179,222	—	179,222

	590,769	487,205	1,077,974	(967)	1,077,007

Underwriting income (loss)	$45,227	$121,250	$166,477	$(37)	$166,440

Net loss ratio	68.6%	44.6%	56.8%		56.7%
Acquisition expense ratio	10.4%	21.0%	15.6%		15.7%
General and administrative expense ratio	14.4%	14.5%	14.5%		14.5%

Combined ratio	93.4%	80.1%	86.9%		86.9%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the nine months ended September 30, 2008
			Total Company	Deposit	Reported
	Insurance	Reinsurance	Subtotal	Accounting(1)	Totals

Revenues
Gross premiums written	$1,230,043	$783,092	$2,013,135	$(2,337)	$2,010,798
Ceded premiums written	(390,911)	(15,692)	(406,603)	—	(406,603)

Net premiums written	839,132	767,400	1,606,532	(2,337)	1,604,195

Net premiums earned	683,662	656,712	1,340,374	(5,617)	1,334,757
Other underwriting loss	—	—	—	(1,519)	(1,519)

Total underwriting revenues	683,662	656,712	1,340,374	(7,136)	1,333,238

Expenses
Net losses and loss expenses	513,598	405,451	919,049	(8,721)	910,328
Acquisition expenses	76,182	143,184	219,366	1,242	220,608
General and administrative expenses	77,308	83,000	160,308	—	160,308

	667,088	631,635	1,298,723	(7,479)	1,291,244

Underwriting income	$16,574	$25,077	$41,651	$343	$41,994

Net loss ratio	75.1%	61.7%	68.6%		68.2%
Acquisition expense ratio	11.2%	21.8%	16.4%		16.5%
General and administrative expense ratio	11.3%	12.7%	11.9%		12.0%

Combined ratio	97.6%	96.2%	96.9%		96.7%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the quarter ended September 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	74.0%	71.9%	21.6%	104.9%	49.6%	87.4%
Acquisition expense ratio	8.9%	8.9%	21.5%	19.4%	14.8%	13.8%
General and administrative expense ratio	15.8%	11.8%	14.3%	10.9%	15.1%	11.4%

Combined ratio	98.7%	92.6%	57.4%	135.2%	79.5%	112.6%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the quarter ended September 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	6.1%	6.4%	10.3%	0.5%	8.1%	3.6%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended September 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	80.1%	78.3%	31.9%	105.4%	57.7%	91.0%
Acquisition expense ratio	8.9%	8.9%	21.5%	19.4%	14.8%	13.8%
General and administrative expense ratio	15.8%	11.8%	14.3%	10.9%	15.1%	11.4%

Combined ratio	104.8%	99.0%	67.7%	135.7%	87.6%	116.2%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the nine months ended September 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	68.6%	75.1%	44.3%	60.9%	56.7%	68.2%
Acquisition expense ratio	10.4%	11.2%	21.3%	22.2%	15.7%	16.5%
General and administrative expense ratio	14.4%	11.3%	14.5%	12.7%	14.5%	12.0%

Combined ratio	93.4%	97.6%	80.1%	95.8%	86.9%	96.7%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the nine months ended September 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	11.2%	6.8%	6.4%	10.6%	8.9%	8.7%

Net of Prior Year Net Loss Reserve Development

	For the nine months ended September 30
	Insurance		Reinsurance		Total
	2009	2008	2009	2008	2009	2008

Net loss ratio	79.8%	81.9%	50.7%	71.5%	65.6%	76.9%
Acquisition expense ratio	10.4%	11.2%	21.3%	22.2%	15.7%	16.5%
General and administrative expense ratio	14.4%	11.3%	14.5%	12.7%	14.5%	12.0%

Combined ratio	104.6%	104.4%	86.5%	106.4%	95.8%	105.4%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATION
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)
The following tables show Endurance’s gross and net premiums written for the quarters and nine months ended September 30, 2009 and 2008:

	Quarter Ended		Quarter Ended
	September 30, 2009		September 30, 2008
	Gross	Net	Gross	Net
	Premiums	Premiums	Premiums	Premiums
	Written	Written	Written	Written

Insurance
Property	$30,307	$13,467	$35,574	$20,901
Casualty	39,671	25,025	29,196	18,141
Healthcare liability	30,390	29,075	28,010	27,636
Workers’ compensation	(2,384)	(2,291)	41,709	37,685
Agriculture	104,021	71,767	195,852	109,159
Professional lines	46,668	38,643	42,595	35,079

Subtotal Insurance	$248,673	$175,686	$372,936	$248,601

Reinsurance
Casualty	$61,394	$61,387	$53,914	$53,912
Property	115,342	115,342	113,080	113,081
Catastrophe	31,637	31,637	65,825	60,699
Agriculture	1,014	1,014	3,452	3,769
Aerospace and Marine	7,185	7,170	9,814	8,838
Surety and other specialty	4,377	4,430	5,123	5,123

Subtotal Reinsurance	$220,949	$220,980	$251,208	$245,422

Total	$469,622	$396,666	$624,144	$494,023

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATION
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

	Nine Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2008
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Property	$98,142	$53,079	$119,116	$72,545
Casualty	120,900	71,196	93,058	68,207
Healthcare liability	73,305	69,155	69,987	69,297
Workers’ compensation	26,782	12,030	195,076	177,072
Agriculture	538,666	323,783	660,193	375,752
Professional lines	143,884	122,635	92,613	76,259

Subtotal Insurance	$1,001,679	$651,878	$1,230,043	$839,132

Reinsurance
Casualty	$220,599	$220,361	$159,136	$160,365
Property	205,375	205,375	182,302	182,275
Catastrophe	289,465	289,465	301,277	288,085
Agriculture	8,790	8,790	20,185	19,868
Aerospace and Marine	42,980	40,840	70,600	67,381
Surety and other Specialty	43,195	42,899	47,255	47,089

Subtotal Reinsurance	$810,404	$807,730	$780,755	$765,063

Total	$1,812,083	$1,459,608	$2,010,798	$1,604,195

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share and per share amounts)
The following is a reconciliation of Endurance’s net income, net income (loss) per diluted common share, net income (loss) allocated to common shareholders under the two-class method and annualized return on average common equity to operating income (loss), operating income (loss) per diluted common share, operating income (loss) allocated to common shareholders under the two-class method and operating return on average common equity (all non-GAAP measures) for the quarters and nine months ended September 30, 2009 and 2008:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income (loss)	$153,842	$(99,392)	$381,279	$81,757
(Less) Add after-tax items:
Net foreign exchange (gains) losses	(3,634)	15,400	(30,488)	12,798
Net realized (gains) losses on investment sales	(2,641)	5,439	(3,019)	2,417
Net impairment losses recognized in earnings	497	22,495	19,267	41,039

Operating income (loss) before preferred dividends	$148,064	$(56,058)	$367,039	$138,011
Preferred dividends	(3,875)	(3,875)	(11,625)	(11,625)

Operating income (loss) available (attributable) to common and participating common shareholders	$144,189	$(59,933)	$355,414	$126,386

Operating income (loss) allocated to common shareholders under the two-class method	$141,764	$(58,739)	$349,005	$123,934

Weighted average dilutive common shares	58,781,987	57,569,606	59,019,716	63,025,068

Operating income (loss) per diluted common share	$2.41	$(1.04) [b]	$5.91	$1.97

Average common equity [a]	$2,391,974	$2,201,306	$2,257,817	$2,190,488

Operating return on average common equity	6.0%	(2.7%)	15.7%	5.8%

Annualized operating return on average common equity	24.1%	(10.9%)	21.0%	7.7%

Net income (loss)	$153,842	$(99,392)	$381,279	$81,757
Preferred dividends	(3,875)	(3,875)	(11,625)	(11,625)

Net income (loss) available (attributable) to common and participating common shareholders	$149,967	$(103,267)	$369,654	$70,132

Net income (loss) allocated to common shareholders under the two-class method	$147,446	$(101,210)	$362,989	$68,742

Net income (loss) per diluted common share	$2.51	$(1.79) [b]	$6.15	$1.09

Return on average common equity, Net income (loss)	6.3%	(4.7%)	16.4. %	3.2%

Annualized return on average common equity, Net income (loss)	25.1%	(18.8%)	21.8%	4.3%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.

[b]	Represents diluted losses per share calculated under the Treasury Stock method which was the lower of the Treasury Stock method and the Two-class method based on operating loss and net loss attributable to common and participating common shareholders and weighted average dilutive common shares respectively.
Operating income (loss) and operating income (loss) per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income (loss) allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income (loss) divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income (loss) represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income (loss) and net income (loss) per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income (loss) and operating income (loss) per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income (loss) and operating income (loss) per dilutive common share should not be viewed as substitutes for GAAP net income (loss) and net income (loss) per dilutive common share, respectively.
Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
# # #